Exhibit 99.4

Filed by Capitol Acquisition Holding Company Ltd. pursuant to
Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Capitol Acquisition Corp. III
Commission File No.: 001-37588

CLAC - Customer Outreach Email Template

Email Outreach Template

Dear [________],

You may have seen today’s announcement or received an email from our CEO that we intend to go public soon in order to accelerate our efforts to deliver our customers the industry’s leading Communications Cloud™ and associated services.

A copy of the announcement can be found here. This transaction is expected to raise capital which will give Cision additional operating flexibility and increase our capacity to invest in product, services and innovation.

This is not a combination of products, services or people. I want to emphasize that day-to-day operations at Cision/PR Newswire will not be affected, and it will be business as usual as we strive to provide you with the premier software and services you’ve grown to expect.

Over the next few months you will continue to see improvements to our core services as well as further integration between the Cision and PR Newswire products. I’d be happy to set up some time to give you a sneak peek into our next release and discuss how it can benefit your organization.

Participants in the Solicitation

Capitol Acquisition Corp. III (“Capitol”) and Canyon Holdings S.À R. L. and its affiliates (“Cision”) and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Capitol’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Capitol’s directors and officers in Capitol’s filings with the SEC, including Capitol’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 10, 2017. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Capitol’s shareholders in connection with the proposed business combination will be set forth in the Registration Statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the Registration Statement that Capitol intends to cause the Company to file with the SEC.

INVESTORS AND SECURITY HOLDERS OF CAPITOL AND CISION ARE URGED TO READ THE PROXY STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement, prospectus and other documents containing important information about Capitol and Cision once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Capitol and/or Cision when and if available, can be obtained free of charge on Capitol’s website at www.capitolacquisition.com or by directing a written request to Capital Acquisition Corp. III, 509 7th Street NW, Washington D.C. 20004 or by emailing info@capitolacquisition.com; and/or on Cision’s website at www.cision.com or by directing a written request to Cision, 130 East Randolph St. 7th Floor, Chicago, IL 60601 or by emailing askcision@cision.com.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Capitol’s or Cision’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the proposed business combination; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by Capitol stockholders; the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; Cision’s ability to execute on its plans to develop and market new products and the timing of these development programs; Cision’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of Cision’s solutions; the success of other competing technologies that may become available; Cision’s ability to identify and integrate acquisitions; the performance and security of Cision’s services; potential litigation involving Capitol or Cision; and general economic and market conditions impacting demand for Cision’s services. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Neither Capitol nor Cision undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Filed by Capitol Acquisition Holding Company Ltd. pursuant to
Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Capitol Acquisition Corp. III
Commission File No.: 001-37588

Cision Sales FAQ

What does this announcement mean for clients?

This transaction improves and accelerates Cision’s ability to serve PR and communication professionals more effectively. This transaction will allow us to commit additional resources to improving existing products and build on the momentum of the Cision Communications Cloud™.

How does it impact contracts, billing, pricing, etc.?

Cision remains the legal entity with whom you contract and there is no impact to any existing contracts, billing, pricing, etc.

When will this actually happen?

Today’s announcement was notice of our intent to go public. Completion of the transaction, which is expected in the second quarter of 2017, is subject to approval by Capitol Acquisition stockholders and other customary closing conditions.

What will be Capitol’s involvement with Cision?

Capitol Acquisition Corp. III is a public investment vehicle. Public investment vehicles of this type do not have business operations, and seek to invest in companies with high potential growth and innovation. This is just one of several paths companies can take in order to go public. Other well-known companies who have chosen this route include Burger King. This is not a combination of products, services or people. Day-to-day operations at Cision will not be affected, and it will be business as usual as we continue to provide the premier software and services you’ve grown to expect.

What does it mean for Cision to “go public”?

There are many advantages to being a public company, such as increasing our access to additional capital, raising awareness about our company and the industry and making potential acquisitions easier.

How should I respond if my customer reaches out and asks what this means to them?

We’ve created an email template you can use to respond to customer outreach.

Competitors are saying that Cision/PR Newswire is wrapped up in acquisitions and mergers and not focused on product development and customer success. How do you respond?

It’s quite the opposite as this is a really exciting time at Cision and PR Newswire. We are providing our customers access to the best software, content and distribution network in the industry and this announcement means that we have even more resources to invest in product, services and innovation.

The acquisitions that Cision has made over the past 2 years have enabled us to launch the Cision Communications Cloud™ which is the only fully integrated earned media software suite in the industry. Thousands of users are enjoying the benefits of the new platform and with this additional capital, we have more opportunity to expand our portfolio. Launched in October of last year with over 1,000 customers using the Cloud, we’re about to announce a new release of the Communications Cloud with even more robust features and analytics.

We’ve also continued to make ongoing and significant improvements to our distribution business including:

●	The expansion of our domestic distribution channels with a focus on expanding industry sites
●	Major improvements to our international reach, specifically in Latin America and China, where we’ve nearly doubled our website networks.
●	The ability for clients to extend the reach of their multimedia releases to nearly 1,000 journalists and outlets with the introduction of AP Photo Express as well as the option to display photos in Times Square.
●	More than 600+ enhanced micro lists using Cision’s industry leading media database enabling clients to send content directly to journalists and bloggers covering relevant beats

This move allows us to accelerate our product development strategy and bring enhanced Communications Cloud functionality to you, the customer, faster than ever.

Who should I reach out to if I receive a media inquiry?
Please send all media inquiries to CisionPR@cision.com.

Participants in the Solicitation

Capitol Acquisition Corp. III (“Capitol”) and Canyon Holdings S.À R. L. and its affiliates (“Cision”) and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Capitol’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Capitol’s directors and officers in Capitol’s filings with the SEC, including Capitol’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 10, 2017. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Capitol’s shareholders in connection with the proposed business combination will be set forth in the Registration Statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the Registration Statement that Capitol intends to cause the Company to file with the SEC.

INVESTORS AND SECURITY HOLDERS OF CAPITOL AND CISION ARE URGED TO READ THE PROXY STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement, prospectus and other documents containing important information about Capitol and Cision once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Capitol and/or Cision when and if available, can be obtained free of charge on Capitol’s website at www.capitolacquisition.com or by directing a written request to Capital Acquisition Corp. III, 509 7th Street NW, Washington D.C. 20004 or by emailing info@capitolacquisition.com; and/or on Cision’s website at www.cision.com or by directing a written request to Cision, 130 East Randolph St. 7th Floor, Chicago, IL 60601 or by emailing askcision@cision.com.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Capitol’s or Cision’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the proposed business combination; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by Capitol stockholders; the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; Cision’s ability to execute on its plans to develop and market new products and the timing of these development programs; Cision’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of Cision’s solutions; the success of other competing technologies that may become available; Cision’s ability to identify and integrate acquisitions; the performance and security of Cision’s services; potential litigation involving Capitol or Cision; and general economic and market conditions impacting demand for Cision’s services. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Neither Capitol nor Cision undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Filed by Capitol Acquisition Holding Company Ltd. pursuant to
Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Capitol Acquisition Corp. III
Commission File No.: 001-37588

CLAC - Customer Email

Distribution: All Customers

Subject Line: As Cision Grows into Publicly Traded Company, The Focus Stays On You

Hello,

I want to share some exciting news.

In our efforts to deliver you the most innovative and comprehensive set of cloud-based software and services, it’s my pleasure to inform you that Cision has begun the process of becoming a public company. This move — the details of which were announced in this press release today — comes on the heels of tremendous growth our team has experienced in the communications and the public relations market. To help deliver greater customer value, the public offering will foster increased investment in our core business that we will utilize to enhance the value you derive from our products, technology, and customer service.

The most important takeaway from this news: the service you rely on us to deliver today will not only remain steady; in fact, we expect it to improve as a result. While the list of innovations the Cision team is developing grows, a few that are near and dear to me in the works include:

●	Expansion of our data-driven communications capabilities. We are investing in R&D that will help us build an “influencer graph,” which will help you link the consumption of your earned media coverage to key buying behaviors that you track on your website. This will help you demonstrate the ROI of your communications strategy to the broader business.
●	More robust integration of PRNewswire into the Cision Communications Cloud™. To further deliver on our vision to combine PR software and press release distribution, we’ll soon be announcing that the majority of PR Newswire services can be accessed alongside all of the other Communications Cloud capabilities. This expands our ability to provide one central place to manage your communications.
●	Expansion of our Insights offerings. We know software can’t solve all your communications needs. That’s why we’re investing in a robust professional services arm, the Cision Insights team, that can develop custom reporting and analysis about how your earned media impacts business results.

Please don’t hesitate to reach out to me via askcision@cision.com. Our team will address any questions you might have.

We look forward to supporting your journey to a modern, data-driven communications strategy.

All the best,

Kevin Akeroyd

Participants in the Solicitation

Capitol Acquisition Corp. III (“Capitol”) and Canyon Holdings S.À R. L. and its affiliates (“Cision”) and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Capitol’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of Capitol’s directors and officers in Capitol’s filings with the SEC, including Capitol’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 10, 2017. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Capitol’s shareholders in connection with the proposed business combination will be set forth in the Registration Statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the Registration Statement that Capitol intends to cause the Company to file with the SEC.

INVESTORS AND SECURITY HOLDERS OF CAPITOL AND CISION ARE URGED TO READ THE PROXY STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement, prospectus and other documents containing important information about Capitol and Cision once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Capitol and/or Cision when and if available, can be obtained free of charge on Capitol’s website at www.capitolacquisition.com or by directing a written request to Capital Acquisition Corp. III, 509 7th Street NW, Washington D.C. 20004 or by emailing info@capitolacquisition.com; and/or on Cision’s website at www.cision.com or by directing a written request to Cision, 130 East Randolph St. 7th Floor, Chicago, IL 60601 or by emailing askcision@cision.com.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Capitol’s or Cision’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the proposed business combination; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by Capitol stockholders; the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; Cision’s ability to execute on its plans to develop and market new products and the timing of these development programs; Cision’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of Cision’s solutions; the success of other competing technologies that may become available; Cision’s ability to identify and integrate acquisitions; the performance and security of Cision’s services; potential litigation involving Capitol or Cision; and general economic and market conditions impacting demand for Cision’s services. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Neither Capitol nor Cision undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.